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                                                                Exhibit (j)(2)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Financial Statements" and to the incorporation by reference of our report on the financial statements of AMR Investment Services Trust - International Equity Portfolio dated December 17, 2004, which is incorporated by reference, in this Registration Statement (Form N-1A) of American Independence Funds Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 (File No. 333-447) and this Amendment No. 33 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7505).


                                                              ERNST & YOUNG LLP


Chicago, Illinois
February 25, 2005